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EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Bay View Capital Corporation listed below of our report dated January 26, 1998, appearing in this Annual Report on Form 10-K/A of Bay View Capital Corporation for the year ended December 31, 1998:

Registration Statement No. 33-30602 on Form S-8
Registration Statement No. 33-30603 on Form S-8
Registration Statement No. 33-36161 on Form S-8
Registration Statement No. 33-41924 on Form S-8
Registration Statement No. 33-95724 on Form S-8
Registration Statement No. 33-95726 on Form S-8
Registration Statement No. 333-37027 on Form S-8
Registration Statement No. 333-37029 on Form S-8
Registration Statement No. 333-37031 on Form S-8
Registration Statement No. 333-76553 on Form S-8
Registration Statement No. 333-76555 on Form S-8
Registration Statement No. 333-76557 on Form S-8
Amendment No. 1 to Registration Statement No. 333-29757 on Form S-3 Amendment No. 1 to Registration Statement No. 333-64877 on Form S-3


/s/ Deloitte & Touche LLP

San Francisco, California
July 13, 1999